CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Intermediate Bond Fund (formerly, Stein Roe Intermediate Bond Fund) (a series comprising Liberty-Stein Roe Funds Income Trust) in the Liberty Intermediate Bond Fund Class A, B and C Shares Prospectus and Liberty Intermediate Bond Fund Class Z Shares Prospectus and "Independent Auditors of the Fund and Portfolio" and "Financial Statements" in the Liberty-Stein Roe Funds Income Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 33-02633) of our reports dated August 16, 2002 on the financial statements and financial highlights of SR&F Intermediate Bond Portfolio (on a series comprising SR&F Base Trust) and Liberty Intermediate Bond Fund included in the Stein Roe Mutual Funds Annual Report dated June 30, 2002.

ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2002